Exhibit 1.01

TE Connectivity Ltd.
Conflict Minerals Report

For The Calendar-Year Reporting Period Ended December 31, 2023

1. OVERVIEW OF TE’S CONFLICT MINERALS PROGRAM

This Conflict Minerals Report (Report) has been prepared by TE Connectivity Ltd. (herein referred to as TE, the Company, we, us, or our) pursuant to Rule 13p-1 (the Rule) promulgated under Section 13(p) of the Securities Exchange Act of 1934, as amended (Exchange Act). The Rule imposes certain reporting obligations on those Securities and Exchange Commission (SEC) registrants, like TE, whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined to mean cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (together, 3TG). The term “Covered Countries” for purposes of Section 13(p) and the SEC rules thereunder, as well as this report and the accompanying Form SD, are the Democratic Republic of the Congo, and the adjoining countries of the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

In 2023, we designed and manufactured products to connect power, data, and signal in a broad array of industries, including automotive, energy, industrial, data communications, appliances, medical, and aerospace and defense. Our principal product families included terminals and connector systems and components, sensors, interventional medical components, relays, heat shrink tubing, wire and cable, application tooling, and antennas.

For the 2023 reporting period, our reasonable country of origin inquiry (RCOI) survey process targeted a refined list of products deemed in scope for having any quantity of tin, tantalum, tungsten or gold that is “necessary to the functionality or production” of these products within the meaning of Section 13(p) and the SEC’s Rule and Form SD thereunder (necessary conflict minerals). We continue to refine our survey process as part of our continuous efforts to bring the TE Conflict Minerals Program into greater alignment with the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements thereto relating to tin, tantalum, tungsten and gold (OECD Due Diligence Guidance). The OECD Due Diligence Guidance has been identified by the SEC as an appropriate internationally recognized framework for conducting the RCOI and due diligence relating to necessary conflict minerals called for by Section 13(p), the Rule and Form SD. TE supplier information gathering is facilitated by a third-party compliance information gathering service (TPCS) provided by a leading software-as-a-service solution.

2. COMPANY MANAGEMENT SYSTEMS

In alignment with Step 1 of the OECD Due Diligence Guidance, TE has policies, management systems and controls to support supply chain due diligence related to 3TG. TE is also a member of the Responsible Minerals Initiative (RMI), an initiative of the Responsible Business Alliance (RBA) (formerly known as the Electronic Industry Citizenship Coalition) and actively contributes to several RMI sub-committees or working groups.

Responsible Minerals and Materials Policy

We have a Responsible Minerals and Materials Policy (Policy) related to our sourcing of 3TG and a formalized Conflict Minerals Program for our suppliers which is governed by an official standard operating procedure (Program). Our Policy is publicly available on our website at https://www.te.com/usa-en/utilities/product-compliance/conflict-minerals.html. TE’s conflict minerals requirements are also set forth in our Global Terms and Conditions of Purchase, supply contracts and our supplier code of conduct, the TE Guide to Supplier Social Responsibility. Supplier’s compliance with TE’s Policy is a standard requirement of doing business with TE.

Internal Management Structure

Our management system includes:

•	The TE Conflict Minerals Core Team (Core Team) consists of Global Supply Chain Legal, Procurement Compliance, and TEIS support. The Core Team is responsible for:

o	Developing and guiding TE’s strategic direction to satisfy global conflict mineral requirements (specifically to establish and maintain a system of controls and transparency over the mineral supply chain);

o	Developing and maintaining work product, policies, standards and processes; and

o	Serving as TE’s designated conflict minerals subject matter experts.

•	The TE Conflict Minerals Steering Committee (Steering Committee) consists of other subject matter experts and executive leadership from functions such as Procurement (with representatives from each business unit and center led Procurement), Engineering, Finance, and Legal, which met regularly throughout 2023 and early 2024 to discuss the supply chain compliance process relating to conflict minerals. The Steering Committee is responsible for:

o	Implementing our conflict minerals compliance strategy;

o	Strengthening TE’s engagement with suppliers; and

o	Mitigating conflict mineral-related risks arising from TE’s operations.

Control Systems

•

Internal and Supplier Controls. Controls include (1) the TE Guide to Ethical Conduct that outlines expected behaviors for all our employees, (2) the TE Guide to Supplier Social Responsibility that outlines expected behaviors relative to fair employment, decent working conditions and rights for suppliers’ employees and workers in their value chain, (3) supply contracts and Global Terms and Conditions of Purchase containing a responsible minerals clause requiring suppliers to provide TE with information about their source of 3TG and smelters/refiners, and (4) if required, termination and supplier blacklisting processes that disqualify certain suppliers, who refuse or are unable to provide additional conflict minerals data or move away from certain smelters, from doing business with TE. In addition, as discussed in the “Grievance Mechanism” portion of this Report, TE has established a confidential reporting mechanism which allows for anonymous submissions. As reported last year, the TE Guide to Supplier Social Responsibility was updated in December 2022, which (1) updated the conflict minerals section for consistency with our supply contracts and Global Terms and Conditions of Purchase to further outline supplier expectations and (2) added new supply chain mapping requirements.

•	Internal Executive Certification Process. As an additional Program integrity control, each year we seek certifications from our business segment presidents, supply chain executives, and our segment and business unit operations leaders on behalf of their respective function to ensure that components and raw materials that go into TE’s products are subject to TE’s 3TG due diligence.

•	TPCS Controls. Given the size and complexity of TE’s supply chain, TE utilizes a leading compliance service provider to aid and enable our supplier survey efforts. Various programmatic and supplier management processes include (1) recognizing the Conflict Mineral Reporting Template (CMRT) developed by the RMI as the standard form uploaded into the system, (2) validating completion of the CMRT, (3) verifying the number of parts responded and number of smelters declared, (4) identifying smelter risk assessments, (5) ensuring functionality of the system, and (6) providing internal and external training and technical support. These measures serve as de facto means of validating the data we get from our TPCS.

•	3TG SOR Due Diligence. As an additional Program control, we stay abreast of due diligence practice developments relating to smelters and refiners. We do not typically have a direct relationship with 3TG smelter or refinery processing facilities (SOR). We do, however, participate with other major manufacturers in an industry-wide initiative to develop compliant supply chains, including the RMI’s Responsible Minerals Assurance Process (RMAP), and we look to our TPCS to provide guidance on various smelter related issues, including risk assessment, throughout the survey year.

Maintain Records

Program data is stored in accordance with our corporate records retention schedule to ensure that relevant materials are preserved for appropriate periods.

Supplier Engagement

We have adopted a number of supplier outreach tools developed by our TPCS, including but not limited to training and program materials, which are designed to encourage suppliers to develop their own conflict minerals due diligence programs in accordance with the SEC’s conflict minerals regulatory requirements. We also maintain a TE Supplier Portal which directs suppliers to informational resources related to conflict minerals and our Policy. We also include our Policy as part of our supplier onboarding process.

Grievance Mechanism

We encourage our employees, as well as suppliers, investors, customers, and other third parties, to promptly report any concerns of potential violation of laws, regulations, and TE policies via any of TE’s confidential reporting channels, including ConcernNET, ConcernLINE, ConcernAPP or by email at directors@te.com. The ConcernNET web reporting platform, the ConcernLINE hotline numbers, and ConcernAPP are available 24 hours a day, seven days a week and can be accessed through the link below.

All reports of potential violations are taken seriously and appropriately reviewed and handled by the TE Office of Ombudsman; an independent, impartial, and confidential resource which employees, suppliers, investors, customers, and other third-parties can report concerns of potential violations.  Additional information on the TE Office of Ombudsman may be found at the link below:

https://www.te.com/usa-en/about-te/corporate-responsibility/governance/ombudsman.html

3. IDENTIFY AND ASSESS RISKS IN THE SUPPLY CHAIN

Due Diligence Performed

In alignment with Step 2 of the OECD Due Diligence Guidance as applicable to downstream companies such as TE, our due diligence measures as outlined below have been designed to identify and assess risks in our supply chain. As discussed above, the OECD Due Diligence Guidance has been identified by the SEC as an appropriate (and thus far, the only), internationally recognized due diligence framework for purposes of Section 13(p) of the Exchange Act and the Rule and Form SD thereunder.

Supply Chain — Reasonable Country of Origin Inquiry (RCOI)

The products that we manufacture are complex, and we utilize thousands of components from many direct suppliers. We have relationships with a vast network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines, SORs, and our direct suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers (suppliers that are closer to the SORs than TE in the supply chain) to provide us with accurate information about the origin of 3TG in the components and raw materials we purchase. We work to implement contracts with those direct suppliers to impose contract terms that compel these suppliers to support our due diligence efforts with respect to 3TG content.

Because of the complexity and size of our supply chain, we developed a risk-based approach to determine whether we had any necessary 3TG in our supply chain. Each year TE’s raw material and commodity code groupings are reviewed for the presence of potential 3TG. Once those products and materials are identified, internal subject matter experts and engineers analyze whether the 3TG in the products and materials are “necessary to the functionality or production” of such products within the meaning of the SEC’s rules. The result of that analysis leads to the identification of in-scope supplier products potentially at risk of containing necessary conflict minerals.

Our 2023 supplier survey campaign requested that the identified suppliers provide information to us regarding 3TG and SORs using the CMRT. We accept company level CMRTs from suppliers, and, when necessary, seek additional information and/or product level CMRTs. As in past years, some supplier responses continued to note that the source of the conflict minerals could not be ascertained at the time of the supplier’s response.

Description of Products Containing “Necessary” Conflict Minerals

In 2023, we identified a total of approximately 183,602 products (including components) supplied to TE that potentially contained one or more 3TG minerals necessary to the functionality or production of our products and subject to our RCOI survey. These products fall into all of our product families.

We were unable to ascertain the country of origin of 3TG minerals necessary to the functionality or production of all of the identified TE products and, as a consequence, proceeded to conduct the due diligence required under the OECD Due Diligence Guidance as applicable to downstream companies.

Efforts to Determine Mine or Location of Origin

We have determined that requesting the identified suppliers to complete the CMRT, together with resources offered by our TPCS, constitute our reasonable efforts to determine the mines or locations of countries of origin of necessary 3TG in our supply chain. We have reached this conclusion in part as a result of our membership in the RMI (whose efforts focus on the location and the commitment of smelters and refiners to go through its RMAP or participate in a recognized auditing program), our understanding of the OECD Due Diligence Guidance, and based on consultation with compliance and sustainability leaders in companies similarly situated to TE. TE relies on the RMI to help keep us abreast of developments in conflict minerals sourcing, the evolution and refinement of the CMRT form, and process improvements and informal benchmarking opportunities with other members.

Smelters or Refiners and Country of Origin of 3TG

We attach a complete listing of those SORs reported, through TE’s supplier responses to the CMRT or upon further inquiry after a review of such responses, as providing necessary conflict minerals to TE for manufacture in 2023 (Exhibit A). Regarding country of origin, TE relies on third-party assessments and information available from such sources as RMI’s RMAP and RCOI reports, the London Bullion Market Association (LBMA), as well as our assessment of our supplier responses, and concluded that TE, at this time, does not have sufficient information to conclusively determine the countries of origin of the 3TG for every TE product.

We survey direct suppliers of components or raw materials that were in scope for containing 3TG that were “necessary to the functionality or production” of our products described above. For 2023, TE relied on our TPCS to facilitate our supplier survey. In 2023, approximately 432 commodity codes and 183,602 associated TE products required RCOI survey activity due to their risk profiles.

Survey Responses for TE Products

We received a supplier response rate of 82.3% of the in-scope TE products surveyed, which shows an incremental increase in our response rate. We reviewed the responses against internally developed criteria to determine which suppliers required further engagement. As in past years, the review criteria included assessing incomplete responses as well as inconsistencies within the data reported by those suppliers, and we have worked directly with suppliers to obtain additional engagement in an effort to secure improved responses. From the responses received, the following statistics were compiled:

•	Approximately 62,880 products were reported as out-of-scope by suppliers – meaning that they did not contain necessary conflict minerals. TE has an internal process with our Engineering teams or subject matter experts that validate the product is out-of-scope and does not contain conflict minerals.

•	Approximately 88,231 products were deemed to contain necessary conflict minerals.

•	Approximately 22,469 products were determined to be low risk under TE’s analysis; either by way of the RMAP process, TE’s risk assessment, or being derived from recycled or scrap sources.

•	Approximately 62,147 products were determined to be medium risk under TE’s analysis meaning that our relevant suppliers were unable to identify either the country of origin or the mine/SOR of origin.

We attribute our steady increase in supplier response rate to an increased supplier outreach designed to improve our response rate.

Lastly, we have seen an increase in high-risk smelters compared to prior years due to government sanction-related activity or other criteria, which has resulted in more smelters being deemed nonconformant. We continue to be guided by inputs and guidance from industry leading sources and continue to develop our response and remediation measures to remediate the high-risk smelters in our supply chain over time. Since the smelter data in our CMRT and this Report reflect data collected from our suppliers in the past year, we expect that our Company Level CMRTs may continue to include high-risk smelters relating to sanction-related activity until we can successfully work with our supply base to either remediate or remove sanctioned smelters from our supply chain.

4. DESIGN AND IMPLEMENT A STRATEGY TO RESPOND TO RISKS

In alignment with Step 3 of the OECD Due Diligence Guidance, we have designed and implemented a strategy to manage risks as follows:

•	Senior management is briefed about our due diligence efforts on a regular basis.

•	Executive leadership is in a position to influence the outcome of the Program through either financial or administrative supports and to certify alignment with the centralized RCOI survey and company due diligence processes and affirm direct knowledge and supervision of such activities.

•	As outlined in the Management Systems above, we have a Policy, TE Guide to Supplier Social Responsibility and contractual provisions, which impose requirements on our direct suppliers as a condition of doing business with TE.

•

We have implemented and continue to follow a risk management plan that outlines our responses to identified risks and created a new key performance indicator related to high-risk smelters for increased visibility and risk assessment.

•	We have a remediation process in place for addressing high-risk smelters. Surveying our supply base is a continual, ongoing process and TE takes prompt action to address high-risk smelters. However, given the size and complexity of our supply chain, removal may take time. When we have not received a response from a supplier – we block business on the part in question.

•	Suppliers are expected to have a supply chain aligned with the principles and practices of the RMI or an OECD compliant program.

•	Data validation enhancements assure integrity of data received and reliability for reporting.

5. CARRY OUT INDEPENDENT THIRD-PARTY AUDIT OF SUPPLY CHAIN DUE DILIGENCE AT IDENTIFIED POINTS IN THE SUPPLY CHAIN

We do not typically have a direct relationship with 3TG smelters and refiners and therefore do not perform or direct audits of these entities. However, in alignment with Step 4 of the OECD Due Diligence Guidance, we support SOR audits conducted by independent third parties through our RMI membership and have obtained the RMI list of “RMAP Conformant” smelters and refiners. As outlined in our Policy, we also expect our suppliers to source from conformant or active SORs that have been validated through third party accredited audits such as RMAP, LBMA or other recognized auditing schemes. We continue to examine how best to improve our upstream diligence efforts, possibly in tandem with our third-party conducted supplier social responsibility audits and human rights/modern slavery due diligence.

6. REPORT ON SUPPLY CHAIN DUE DILIGENCE

Consistent with Step 5 of the OECD Due Diligence Guidance, this Conflict Minerals Report constitutes our annual report on our 3TG due diligence and is publicly available on our website, along with the accompanying Form SD, at http://investors.te.com/financial-reports/sec-filings/default.aspx as well as our Conflict Minerals website at https://www.te.com/en/utilities/product-compliance/conflict-minerals.html. In addition, this Report and the accompanying Form SD have been filed with the SEC and are publicly available on the SEC’s website at https://www.sec.gov.

Results of Due Diligence

Based on our due diligence, notwithstanding continued improvements made to our RCOI and due diligence processes, we are unable to determine with absolute assurance, the origin of all the necessary conflict minerals in our products for the 2023 reporting period (January 1 through December 31, 2023), and therefore cannot exclude the possibility that some of these minerals may have originated in one or more of the Covered Countries (beyond those identified herein) and are not derived from recycled or scrap sources.

Steps to be Taken in 2024 to Mitigate Risk

We intend to take the following steps as continuous improvement measures to improve our due diligence to be conducted in 2024, to further mitigate the risk that any necessary 3TG in our products finance or benefit armed groups in any of the Covered Countries:

•	Increased focus on internal training to help improve engagement with suppliers reporting high risk smelters. Notably, this effort should also help TE address the increased number of high-risk smelters due to sanction-related activity.

•	Drive increased awareness and update training materials related to smelter remediation to address the increase in nonconformant and/or high-risk smelters.

•	Work directly with suppliers to continue to improve overall supplier response rate.

•	Engage any suppliers if found to be providing us with components or materials containing 3TG from sources that finance or benefit armed groups (as that term is defined in Section 13(p) and Item 1.01(d)(2) of Form SD) in the Covered Countries to establish an alternative source of 3TG that does not support the activities of any such group.

•	Continue to provide training and tools (by way of our TCSP) to those suppliers who want to build supply chain transparency via their own programs.

Cautions Concerning Website Information and Forward-Looking Statements

Other than any documents expressly incorporated by reference in this Conflict Minerals Report and/or the accompanying Form SD, the information on any of our websites referred to in this report is not part of this report or any other document filed with the SEC, including but not limited to the accompanying Form SD.

Certain statements in this report may be “forward-looking” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements addressing our future financial condition and operating results, other information relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those anticipated in any of our forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, and their respective suppliers and smelters; lack of progress by smelter programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or that these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the section titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Exhibit A – Smelters identified which, to the extent known, processed necessary conflict minerals in TE products based on CMRT responses received from our suppliers for Calendar 2023 Reporting Period.

METAL	SMELTER	SMELTER NAME	SMELTER COUNTRY
Gold	CID002763	8853 S.p.A.	ITALY
Gold	CID002920	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID003185	African Gold Refinery	UGANDA
Gold	CID000035	Agosi AG	GERMANY
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000028	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	CID002899	Al Ghaith Gold	UNITED ARAB EMIRATES
Gold	CID002760	Albino Mountinho Lda.	PORTUGAL
Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID002596	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID004697	Attero Recycling Pvt Ltd	INDIA
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID003461	Augmont Enterprises Private Limited	INDIA
Gold	CID002851	AURA-II	UNITED STATES OF AMERICA
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000141	Bauer Walser AG	GERMANY
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	CID000180	Caridad	MEXICO
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID004010	Coimpa Industrial LTDA	BRAZIL
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY
Gold	CID003663	Dongwu Gold Group	CHINA
Gold	CID000401	Dowa	JAPAN
Gold	CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	CID001322	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002355	Faggi Enrico S.p.A.	ITALY
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID003226	Freeport Cobalt Oy	FINLAND
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID004506	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID003641	Gold by Gold Colombia	COLOMBIA
Gold	CID003186	Gold Coast Refinery	GHANA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID000612	Guangdong Hongjin Gold and Silver Smelter	CHINA
Gold	CID000605	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID000611	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	UNKNOWN
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000670	Hang Seng Technology	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID002519	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Gold	CID000797	Heraeus Metals Hong King Ltd.	UNKNOWN
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000718	Hetai Gold Mineral Guangdong Co., Ltd.	UNKNOWN
Gold	CID002601	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	CID002904	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	CID002587	Industrial Refining Company	BELGIUM
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES

Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID002765	Italpreziosi	ITALY
Gold	CID002893	JALAN & Company	INDIA
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000884	Jin Jinyin Refining Co., Ltd.	UNKNOWN
Gold	CID000909	Jinlong Copper Co., Ltd.	CHINA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID003497	K.A. Rasmussen	NORWAY
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID000988	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000991	Kosak Seiren	UNKNOWN
Gold	CID004433	KP Sanghvi International Airport	INDIA
Gold	CID003463	Kundan Care Products Ltd.	INDIA
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	CID002380	LiBaoJia	CHINA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID002762	L'Orfebre S.A.	ANDORRA
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID003548	MD Overseas	INDIA
Gold	CID002821	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001352	MKS PAMP SA	SWITZERLAND
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID002866	Morris and Watson Gold Coast	AUSTRALIA
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001252	Nihon Superior Co., Ltd.	JAPAN
Gold	CID002285	Nohon Material Corporation	UNKNOWN
Gold	CID001313	Nyrstar Metals	UNITED STATES OF AMERICA
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID001328	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID002581	Precious Metals Sales Corp.	UNITED STATES OF AMERICA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001515	Realized the Enterprise Co., Ltd.	UNKNOWN
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	CID002914	Rio Tinto Group	UNKNOWN
Gold	CID001530	ROHM & HAAS	UNITED STATES OF AMERICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID002761	SAAMP	FRANCE
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID002853	Sai Refinery	INDIA
Gold	CID003666	Sam Precious Metals	UNITED ARAB EMIRATES
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY

Gold	CID001573	Schone Edelmetaal B.V.	NETHERLANDS
Gold	CID003540	Sellem Industries Ltd.	MAURITANIA
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001604	Shan Dong Huangjin	UNKNOWN
Gold	CID001605	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold	CID001607	Shandon Jin Jinyin Refining Limited	UNKNOWN
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	CID001612	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	CID001616	Shandong penglai gold smelter	UNKNOWN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID002614	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID002750	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	CID001692	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	CID004435	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID001745	Sino-Platinum Metals Co., Ltd.	CHINA
Gold	CID001754	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID003383	Sovereign Metals	INDIA
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	CID002567	Sudan Gold Refinery	SUDAN
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID001808	Suntain Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID002743	SuZhou ShenChuang recycling Ltd.	UNKNOWN
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID001844	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Gold	CID001857	TAIWAN TOTAI CO., LTD.	UNKNOWN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID002745	Tsai Brother industries	UNKNOWN
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	CID002854	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID003617	Value Trading	BELGIUM
Gold	CID002009	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold	CID002020	Wam Technologies Taiwan Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID003615	WEEEREFINING	FRANCE
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002063	Wuzhong Group	CHINA
Gold	CID002076	Xiamen JInbo Metal Co., Ltd.	UNKNOWN
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002102	Yamato Denki Ind. Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	CID002491	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold	CID002201	Zhaojun Maifu	UNKNOWN
Gold	CID002205	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	CID002214	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	CID002219	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold	CID002221	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002231	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold	CID002529	Zhuzhou Smelting Group Co., Ltd	CHINA
Tantalum	CID003926	5D Production OU	ESTONIA
Tantalum	CID000002	A&M Minerals Limited	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	CID001076	AMG Brasil	BRAZIL
Tantalum	CID000059	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN
Tantalum	CID002705	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID000261	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tantalum	CID003402	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID000410	Duoluoshan	CHINA
Tantalum	CID002590	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	CID000452	Ethiopian Minerals Development Share Company	ETHIOPIA
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID000502	Fujian Nanping	CHINA
Tantalum	CID000520	Gannon & Scott	UNITED STATES OF AMERICA
Tantalum	CID000564	Global Advanced Metals	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	CID002546	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	CID000654	H.C. Starck Group	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	CID000963	KEMET Corp.	UNITED STATES OF AMERICA
Tantalum	CID002539	KEMET de Mexico	MEXICO
Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	CID001108	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tantalum	CID001115	Materion	UNITED STATES OF AMERICA
Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	CID001140	Metal Do	JAPAN
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001309	NTET, Thailand	THAILAND
Tantalum	CID001368	Plansee	AUSTRIA
Tantalum	CID002540	Plansee SE Liezen	AUSTRIA
Tantalum	CID002556	Plansee SE Reutte	AUSTRIA
Tantalum	CID001379	Posco	KOREA, REPUBLIC OF
Tantalum	CID002847	Power Resources Ltd. or Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	CID004054	PowerX Ltd.	RWANDA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID003159	RFH Metals & Chemicals Co., Ltd.	CHINA
Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	CID001541	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tantalum	CID001634	Shanghai Jiangxi Metals Co., Ltd.	CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	CID002566	Taike Technology (Suzhou) Co., Ltd.	CHINA
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001872	Talison Minerals Pty Ltd	AUSTRALIA
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND
Tantalum	CID002545	TANIOBIS GmbH	GERMANY
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	CID001879	Tantalite Resources	SOUTH AFRICA

Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID002571	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID003498	V&D New Materials (Jiangsu) Co., Ltd.	CHINA
Tantalum	CID002069	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	CID003973	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	CID002232	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID002825	An Thai Minerals Co., Ltd.	VIETNAM
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	CID002714	Angelcast Enterprise Co., Ltd.	CHINA
Tin	CID002809	Arco Alloys	UNITED STATES OF AMERICA
Tin	CID002773	Aurubis Beerse	BELGIUM
Tin	CID002774	Aurubis Berango	SPAIN
Tin	CID000169	Brinkmann Chemie AG	GERMANY
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID002786	Chofu Works	CHINA
Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CID003524	CRM Synergies	SPAIN
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002592	CV Dua Sekawan	INDONESIA
Tin	CID000304	CV Duta Putra Bangka	INDONESIA
Tin	CID000306	CV Gita Pesona	INDONESIA
Tin	CID000308	CV Makmur Jaya	INDONESIA
Tin	CID000315	CV United Smelting	INDONESIA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID003154	Da Nang Processing Import and Export Joint Stock	VIETNAM
Tin	CID002349	DAIDO STEEL	JAPAN
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	CID000376	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	CID000402	Dowa	JAPAN
Tin	CID003579	Dragon Silver Holdings Limited	CHINA
Tin	CID003831	DS Myanmar	MYANMAR
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL

Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	CID000466	Feinhutte Halsbrucke GmbH	GERMANY
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000498	Fuji Metal Mining Corp.	JAPAN
Tin	CID000516	Galva Metal	UNITED STATES OF AMERICA
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID000551	GEJIU YE LIAN CHANG	CHINA
Tin	CID000553	Gejiu Yunxi Group Corp.	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID002274	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
Tin	CID000626	Guangxi Nonferrous Metals Group	CHINA
Tin	CID000628	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	CID000720	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin	CID002635	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	CID002365	Hulterworth Smelter	UNKNOWN
Tin	CID000782	IBF IND Brasilleira de Ferroligas Ltd.	BRAZIL
Tin	CID000790	IMPAG AG	UNKNOWN
Tin	CID000822	Jau Janq Enterprise	TAIWAN, PROVINCE OF CHINA
Tin	CID000835	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM
Tin	CID000841	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID001321	Jiangxi New Nanshan Technology Ltd.	UNKNOWN
Tin	CID002819	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	CID000934	Ju Tai Industrial Co., Ltd.	CHINA
Tin	CID002281	LIAN JING	CHINA
Tin	CID001063	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	CID003387	Luna Smelter, Ltd.	RWANDA
Tin	CID002382	M/s ECO Tropical Resources	SINGAPORE
Tin	CID001098	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	CID001112	Materials Eco-Refining Co., Ltd.	JAPAN
Tin	CID001130	MCP Metal Specialist Inc.	UNITED STATES OF AMERICA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID001136	Metahub Industries Sdn. Bhd.	MALAYSIA

Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001143	Metallo Belgium N.V.	BELGIUM
Tin	CID001172	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001177	Ming Li Jia smelt Metal Factory	CHINA
Tin	CID004065	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	CID001179	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Tin	CID002701	Morigin Company	JAPAN
Tin	CID001234	Nathan Trotter & Co.	UNITED STATES OF AMERICA
Tin	CID001246	Ney Metals and Alloys	UNKNOWN
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID001332	Old City Metals Processing Co., Ltd.	CHINA
Tin	CID003395	OMODEO A. E S. METALLEGHE SRL	UNKNOWN
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID001356	Pan Light Corporation	TAIWAN, PROVINCE OF CHINA
Tin	CID002507	Phoenix Metal Ltd.	RWANDA
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA
Tin	CID002230	Primeyoung Metal Ind. (Zhuhai) Co., Ltd.	CHINA
Tin	CID001393	PT Alam Lestari Kencana	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA
Tin	CID001409	PT Bangka Kudai Tin	INDONESIA
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID001412	PT Bangka Putra Karya	INDONESIA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID001416	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001424	PT BilliTin Makmur Lestari	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA
Tin	CID001442	PT Fang Di MulTindo	INDONESIA
Tin	CID001445	PT HP Metals Indonesia	INDONESIA
Tin	CID002530	PT Inti Stania Prima	INDONESIA

Tin	CID000307	PT Justindo	INDONESIA
Tin	CID001448	PT Karimun Mining	INDONESIA
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA
Tin	CID001449	PT Koba Tin	INDONESIA
Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	CID003380	PT Masbro Alam Stania	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID001456	PT NATARI	INDONESIA
Tin	CID002757	PT O.M. Indonesia	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA
Tin	CID002593	PT Rajehan Ariq	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001466	PT Seirama Tin Investment	INDONESIA
Tin	CID002476	PT Singkep Times Utama	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
Tin	CID001476	PT Supra Sukses Trinusa	INDONESIA
Tin	CID001486	PT Timah Nusantara	INDONESIA
Tin	CID002772	PT Timah Tbk	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID002479	PT Wahana Perkit Jaya	INDONESIA
Tin	CID001494	PT Yinchendo Mining Industry	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID003581	Rian Resources SDN. BHD.	MALAYSIA
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID002789	S. Izaguirre	SPAIN
Tin	CID001557	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	KOREA, REPUBLIC OF
Tin	CID001606	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Tin	CID001642	ShangHai YueQiang Metal Products Co., LTD	CHINA
Tin	CID001648	Shangrao Xuri Smelting Factory	CHINA
Tin	CID001659	Shapiro	UNITED STATES OF AMERICA
Tin	CID001665	shen zhen qi xiang da hua gong gong si	CHINA
Tin	CID001694	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin	CID001731	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	CID002408	Sigma Tin Alloy Co., Ltd.	CHINA

Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID002436	Solder Court Ltd.	UNKNOWN
Tin	CID002411	Spectro Alloys Corp.	UNITED STATES OF AMERICA
Tin	CID002756	Super Ligas	BRAZIL
Tin	CID001822	Suzhou Nuonengda Chemical Co., Ltd.	CHINA
Tin	CID001841	Tai Perng	UNKNOWN
Tin	CID001845	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin	CID001851	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	CID001852	Taiwan Huanliang	UNKNOWN
Tin	CID001859	Taiwan's lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	CID001873	Tamura	JAPAN
Tin	CID001882	Tennessee Aluminum Processors	UNITED STATES OF AMERICA
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	CID001897	Thailand Mine Factory	UNKNOWN
Tin	CID001898	Thaisarco	THAILAND
Tin	CID001920	Three green surface technology limited company	UNKNOWN
Tin	CID001929	Tianshui Ling Bo Technology Co., Ltd.	CHINA
Tin	CID001932	TIN PLATING GEJIU	CHINA
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID001943	TONG LONG	UNKNOWN
Tin	CID001954	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin	CID003474	TRATHO Metal Quimica	BRAZIL
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CID001998	Untracore Co., Ltd.	UNKNOWN
Tin	CID002015	VQB Mineral and Trading Group JSC	VIETNAM
Tin	CID002023	WANG TING	UNKNOWN
Tin	CID002024	Wang Yu Manufacturing Co., Ltd.	CHINA
Tin	CID002027	WELLEY	TAIWAN, PROVINCE OF CHINA
Tin	CID002035	Westfalenzinn J. Josh KG	GERMANY
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002042	Wilhelm Westmetall, Germany/Westmetall GmbH & Co.KG	GERMANY
Tin	CID002487	WONIL METAL Co., Ltd.	KOREA, REPUBLIC OF
Tin	CID002054	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	CID002057	WUJIANG CITY LUXE TIN FACTORY	CHINA
Tin	CID002059	Wuxi Lantronic Electronic Co Ltd	CHINA
Tin	CID002428	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	UNKNOWN
Tin	CID002946	Xianghualing Tin Industry Co., Ltd.	UNKNOWN
Tin	CID002090	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	CID002099	XURI	CHINA
Tin	CID002115	YH (Yunnan)	CHINA
Tin	CID002121	Yifeng Tin	CHINA
Tin	CID002123	Yiquan Manufacturing	UNKNOWN
Tin	CID002147	Yuecheng Tin Co., Ltd.	CHINA
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	CID002162	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	CID002164	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin	CID002166	Yunnan Geiju Smelting Corp.	UNKNOWN
Tin	CID002173	Yunnan Industrial Co., Ltd.	CHINA
Tin	CID002309	Yunnan Malipo Baiyi Kuangye Co.	CHINA
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002220	Zhongshan Jinye Smelting Co.,Ltd	UNKNOWN
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	CID003553	Artek LLC	RUSSIAN FEDERATION
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	CID002704	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	CID000149	Beijing Zenith Materials	CHINA
Tungsten	CID000174	Buffalo Tungsten	UNITED STATES OF AMERICA
Tungsten	CID000184	CB-CERATIZIT	CHINA
Tungsten	CID000194	Central Glass	JAPAN
Tungsten	CID000206	Changchun up-optotech	CHINA
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	CID002864	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CID003448	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
Tungsten	CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	CID000350	Degutea	KOREA, REPUBLIC OF
Tungsten	CID004060	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	CID000486	Foshan Nanhai Xihai Metal material Co., Ltd.	CHINA
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	CID002531	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	CID002644	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID000524	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CHINA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID003580	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	CID000604	Guangdong Guangzhou Guangsheng Non-Ferrous Import & Export Co. Ltd	CHINA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID003978	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID000683	HC Starck GmbH	GERMANY
Tungsten	CID000730	Hitachi	JAPAN
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	CID000769	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID000788	IES Technical Sales	UNITED STATES OF AMERICA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID000844	JIANGSU HETIAN SCI-TECH MATERIAL CO.,LTD	CHINA
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002648	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002647	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	CID004619	Kenee Mining Corporation Vietnam	VIETNAM
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	CID004397	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	CID003643	LLC Vostok	RUSSIAN FEDERATION
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002543	Masan High-Tech Materials	VIETNAM
Tungsten	CID001116	Materion	UNITED STATES OF AMERICA
Tungsten	CID002652	Mehra Ferro-Alloys Pvt. Ltd.	INDIA
Tungsten	CID001181	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tungsten	CID001195	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID004034	Nam Viet Cromit Joint Stock Company	VIETNAM
Tungsten	CID001228	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID001280	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten	CID001289	Nippon Micrometal Corporation	JAPAN
Tungsten	CID001303	North American Tungsten	CANADA

Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	CID003614	OOO “Technolomâ€¿ 1	RUSSIAN FEDERATION
Tungsten	CID003612	OOO “Technolomâ€¿ 2	RUSSIAN FEDERATION
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID001371	Plansee SE Liezen	UNKNOWN
Tungsten	CID002532	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	CID001470	PT Stanindo Inti Perkasa	INDONESIA
Tungsten	CID001485	PT Timah (Persero), Tbk	INDONESIA
Tungsten	CID002538	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	CID001734	Sichuan Metals & Materials Imp & Exp Co	CHINA
Tungsten	CID001742	Sincemat Co, Ltd.	CHINA
Tungsten	CID001764	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	CID001801	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	CID001839	TaeguTec	KOREA, REPUBLIC OF
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	CID001901	Thaisarco	THAILAND
Tungsten	CID001958	Tosoh	UNITED STATES OF AMERICA
Tungsten	CID001962	Triumph Northwest	UNITED STATES OF AMERICA
Tungsten	CID002659	Tungsten Diversified Industries LLC	UNKNOWN
Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	VIETNAM
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	CID002014	Voss Metals Company, Inc.	UNITED STATES OF AMERICA
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002047	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID002070	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tungsten	CID002074	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	CID002195	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Tungsten	CID002235	Zhuzhou Cement Carbide	CHINA